EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Andrew J. Schwab, Co-Chief Executive Officer of 5:01 Acquisition Corp. (the “Company”), and Rebecca L. Lucia, Chief Financial Officer and Treasurer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 9, 2021

/s/ Andrew J. Schwab	/s/ Rebecca L. Lucia
Andrew J. Schwab	Rebecca L. Lucia
Co-Chief Executive Officer	Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of 5:01 Acquisition Corp. under the  Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.